For the twelve months ended
(a) 5/31/97
File number (c) 811-5206

                          SUB-ITEM 770
                 Transactions Effected Pursuant
                          to Rule 10f-3

1.   Name of Issuer:
     Titan Exploration

2.   Date of Purchase:
     12/16/96

3.   Number of Securities
Purchased:
     17,100

4.   Dollar Amount of
Purchase:
     $188,100

5.   Price Per Unit:
     $11.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom
Purchased:
     CS First Boston
Corporation
     Donaldson, Lufkin &
Jenrette Securities
Corporation
     Howard, Weil, Labouisse,
Friedrichs Incorporated
     J.P. Morgan Securities
Inc.
     Petrie Parkman & Co. Inc.